UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

The Knot, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 8, 2006, Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”) listed on Schedule I to the Underwriting Agreement dated August 10, 2006 among The Knot, certain selling stockholders and the Underwriters (the “Underwriting Agreement”), notified The Knot that the Underwriters had elected to purchase an aggregate of 809,600 shares of Common Stock from The Knot pursuant to the over-allotment option set forth in the Underwriting Agreement. The Underwriting Agreement related to the previously announced follow-on public offering of an aggregate of 6,350,000 shares of Common Stock by The Knot and such selling stockholders, which offering closed on August 15, 2006. The additional 809,600 shares of Common Stock will be issued by The Knot against payment therefor on September 13, 2006.

On September 11, 2006, The Knot announced that it had completed its previously announced acquisition of WeddingChannel.com, Inc. A copy of the press release announcing the completion of the acquisition is filed herewith as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1	Press release issued September 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: September 12, 2006	By:	/s/ RICHARD E. SZEFC
Richard E. Szefc
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

99.1	Press release issued September 11, 2006.